Exhibit 5.1

Empro Group Inc	D +1 345 815 1866
89 Nexus Way	E natalie.bell@ogier.com
Camana Bay
Grand Cayman
Cayman Islands	Reference: 506824.00001
KY1-9009
2 July 2025

Empro Group Inc (the Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the Commission) under Rule 462(b) of the United States Securities Act of 1933, as amended (the Act), on July 2, 2025 (including its exhibits, the Registration Statement) related to:

(a)	the offering and sale of up to 125,000 ordinary shares of the Company with a par value of US$0.0001 each (the Initial Ordinary Shares); and

(b)	the offering and sale of up to 18,750 ordinary shares of the Company with a par value of US$0.0001 each which several underwriters, for whom R.F. Lafferty & Co., Inc. is acting as representative, will have a right to purchase from the Company to cover over-allotments (the Over-Allotment Shares and together with the Initial Ordinary Shares, the Ordinary Shares).

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

Ogier (Cayman) LLP 89 Nexus Way Camana Bay Grand Cayman, KY1-9009 Cayman Islands T +1 345 949 9876 F +1 305 513 5888 ogier.com	A list of Partners may be inspected on our website

 Empro Group Inc

2 July 2025

1 Documents examined

For the purposes of giving this opinion, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2 Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3 Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Corporate power

(b)	The Company has all requisite power under its Memorandum and Articles of Association (as defined in Schedule 1) to issue the Ordinary Shares.

Corporate authorisation

(c)	The Company has taken all requisite corporate action to authorise the issuance of the Ordinary Shares.

Ordinary Shares

(d)	The Ordinary Shares to be offered and issued by the Company as contemplated by the Registration Statement, when issued by the Company in accordance with the Memorandum and Articles of Association upon:

(i)	payment in full of the consideration as set out in the Registration Statement;

(ii)	satisfaction of the terms set out in the Registration Statement; and

(iii)	the entry of those Ordinary Shares as fully paid on the register of members of the Company,

shall be validly issued, fully paid and non-assessable. As a matter of Cayman Islands law, the Ordinary Shares are only issued when they have been entered into the register of members of the Company.

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Empro Group Inc

2 July 2025

4 Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in any documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the documents reviewed (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the documents and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document (other than the Memorandum and Articles of Association) entered into by or binding on the Company.

5 Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6 Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to this firm in the Registration Statement under the heading “Legal Matters”. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Ogier (Cayman) LLP

Ogier (Cayman) LLP

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Empro Group Inc

2 July 2025

Schedule 1

Documents examined

Corporate and other documents

1	The Certificate of Incorporation of the Company dated 22 November 2023 (the Certificate of Incorporation).

2	The memorandum and articles of association of the Company dated 22 November 2023 (the Memorandum and Articles of Association).

3	The draft amended and restated memorandum and articles of association of the Company appended to the Registration Statement (the A&R M&A).

4	A Certificate of Good Standing dated 2 July 2025 (the Good Standing Certificate) issued by the Registrar in respect of the Company.

5	A certificate dated on the date hereof as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it a copy of the written resolutions of the directors of the Company passed on 17 January 2025 (the Resolutions).

6	The Register of Writs maintained by the office of the Clerk of Courts in the Cayman Islands as inspected by us on 2 July 2025 (the Register of Writs).

7	The Registration Statement.

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Empro Group Inc

2 July 2025

Schedule 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Certificates of Incorporation, the Memorandum and Articles of Association, the A&R M&A, the Good Standing Certificate, the Director’s Certificate and the Board Resolutions is accurate and complete as at the date of this opinion.

5	The Memorandum and Articles of Association are in full force and effect and have not been amended, varied, supplemented or revoked in any respect.

6	Where any document has been provided to us in draft or undated form, that document has been executed by all parties in materially the form provided to us and, where we have been provided with successive drafts of a document marked to show changes from a previous draft, all such changes have been accurately marked.

Status, authorisation and execution

7	In authorising the issue and allotment of Ordinary Shares the directors of the Company have acted in good faith with a view to the best interests of the Company and have exercised the standard of care, diligence and skill that is required of him or her.

8	Any individuals who sign or have signed documents or give information on which we rely, are validly existing, in good standing and have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to sign such documents and give such information.

Enforceability

9	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company.

10	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify or restrict the powers and authority of the Company in any way.

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Empro Group Inc

2 July 2025

Share Issuance

11	The Ordinary Shares shall be issued at an issue price in excess of the par value thereof and shall be entered on the register of members of the Company as fully paid.

12	The issued shares of the Company have been issued at an issue price in excess of the par value thereof and have been entered on the register of members of the Company as fully paid.

13	The A&R M&A appended to the Registration Statement will be adopted by the Company prior to the date that any Ordinary Shares are issued by the Company.

Authorisations

14	No Ordinary Shares will be issued unless and until all required Nasdaq approvals and shareholder approvals required by the rules and regulations of Nasdaq (if any) have been obtained. Any conditions to which such approvals are subject have been, and will continue to be satisfied or waived by the parties entitled to the benefit of them.

Register of Writs

15	The Register of Writs constitutes a complete and accurate record of the proceedings affecting the Company before the Grand Court of the Cayman Islands as at the time we conducted our investigation of such register.

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Empro Group Inc

2 July 2025

Schedule 3

Qualifications

Good Standing

1	Under the Companies Act annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Limited liability

3	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Non-Assessable

4	In this opinion, the phrase “non-assessable” means, with respect to the Ordinary Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Register of Writs

5	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.

Public offering in the Cayman Islands

6	The Company is prohibited by section 175 of the Companies Act from making any invitation to the public in the Cayman Islands to subscribe for any of its securities.

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